UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2021
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NioCorp Developments Ltd.
(Exact name of registrant as specified in its charter)
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British Columbia, Canada (State or other jurisdiction of incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)
7000 South Yosemite Street, Suite 115 Centennial, Colorado 80112 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 639-4647 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

As previously disclosed by NioCorp Developments Ltd. (the “Company”) in its Current Report on Form 8-K filed on April 28, 2021 (the “Original Form 8-K”), on April 23, 2021, pursuant to the terms of the Amended and Restated Option to Purchase (the “Option Agreement”), dated as of April 29, 2020, by and between Beverly J. Beethe (the “Owner”) and Elk Creek Resources Corp. (“ECRC”), a Nebraska corporation and wholly-owned subsidiary of the Company, ECRC formally exercised and closed on its option to purchase two parcels of land and associated rights in Johnson County, Nebraska (the “Property”). Pursuant to the terms of the Option Agreement, the Owner sold, transferred, conveyed and assigned all of her rights, privileges, title and interest in and to the Property to ECRC, including any associated oil, gas and mineral rights. The Option Agreement provides for a purchase price calculated based on the appraised value per acre of the parcels of land, the mineral rights and the structures erected on the land. The purchase price was approximately $6.2 million.

Under Item 9.01(b) of the Original Form 8-K, the Company indicated that it would provide the pro forma financial information required to be filed under Item 9.01 of Form 8-K by amendment to the Original Form 8-K. Following additional consideration, the Company has determined that pro forma financial information with respect to the closing of ECRC’s option to purchase the Property pursuant to the terms of the Option Agreement is not required pursuant to Regulation S-X because the presentation of the pro forma adjustments to the Company’s historical consolidated financial statements to give effect to the acquisition of the Property would not be material to investors. On the closing date of the purchase of the Property, the Company recorded a decrease in cash under current assets on its consolidated balance sheet of approximately $6.3 million, reflecting the payment of the purchase price and other direct costs, and recorded corresponding increases in land and mineral rights under non-current assets on its consolidated balance sheet of approximately $0.8 million and approximately $5.5 million, respectively, reflecting the allocation of the purchase price among the acquired assets based on their appraised values. Accordingly, the Company is filing this Amendment No. 1 to the Original Form 8-K to amend Item 9.01(b) of the Original Form 8-K to eliminate references to the subsequent filing of pro forma financial information relating to the acquisition of the Property. Except as described above, all of the other information in the Original Form 8-K remains unchanged.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro forma financial information.

The Company has determined that pro forma financial information pursuant to Regulation S-X is not required to be filed regarding the acquisition of the Property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: June 4, 2021	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer